                                                                     Exhibit 4.1

                               AMENDMENT NO. 6 TO
                           FIRST LIEN CREDIT AGREEMENT

          AMENDMENT NO. 6 (this "Amendment"), dated as of August 27, 2007, among Tecumseh Products Company, a Michigan corporation (the "Borrower"), the Lenders party hereto, and CITICORP USA, INC., as administrative agent and collateral agent for the Lenders and the Issuers (in such capacities, the "Administrative Agent"), amends certain provisions of the FIRST LIEN CREDIT AGREEMENT, dated as of February 6, 2006 (as the same has heretofore been amended, as amended hereby, and as it may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the financial institutions from time to time party thereto as lenders (the "Lenders"), the financial institutions from time to time party thereto as issuing banks (the "Issuers") and the Administrative Agent.

                                   WITNESSETH:

          WHEREAS, in connection with the contemplated sale of the Borrower's Electrical Segment (or portions thereof), the Borrower has informed the Administrative Agent and the Lenders of its desire to enter into certain internal restructuring transactions; and

          WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders constituting the Requisite Lenders consent to certain amendments to the Credit Agreement in connection therewith; and

          WHEREAS, the Borrower has requested, and the Administrative Agent and each Lender signatory to an Acknowledgement and Consent has agreed to consent to certain amendments of the Credit Agreement on the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and provisions hereinafter contained, the parties hereto hereby agree as follows:

          SECTION 1. DEFINED TERMS. Capitalized terms used herein and not defined herein but defined in the Credit Agreement are used herein as defined in the Credit Agreement.

          SECTION 2. AMENDMENT TO THE CREDIT AGREEMENT. As of the Sixth Amendment Effective Date (as defined in Section 4), the Credit Agreement is hereby amended as follows:

          (a) Section 1.1 of the Credit Agreement is hereby amended by adding the following defined terms in alphabetical order:

               "A&S Sale" means any potential sale of the automotive and specialty segment of the Electrical Unit, it being understood that any such sale shall require the separate consent of the Administrative Agent and Requisite Lenders.

               "Amendment No. 6 to the Credit Agreement" means that certain Amendment No. 6 to the First Lien Credit Agreement, dated as of August 27, 2007, entered into by the Borrower, the Administrative Agent and the Lenders party thereto.

               "Fasco" means Fasco Industries, Inc., a Delaware corporation and a Wholly-Owned Subsidiary of the Borrower.

               "Fasco Australia" means Fasco Australia Pty. Ltd., a company formed under the laws of Australia and a Wholly-Owned Subsidiary of the Borrower.

               "Fasco Escrow Agreements" means each of the escrow agreements executed and delivered by the Borrower pursuant to the provisions of the Fasco Purchase Agreement.

               "Fasco Escrow Funds" means those funds held by the escrow agent pursuant to the terms of the Fasco Escrow Agreements, not to exceed $18,000,000 in the aggregate.

               "Fasco Purchase Agreement" means that certain purchase agreement dated as of July 3, 2007 among the Borrower and certain Subsidiaries, as sellers, and Regal Beloit Corporation, as purchaser.

               "Fasco Restructurings" means and includes taking such actions as may be necessary or advisable in furtherance of any and all of (i) the conversion of certain intercompany indebtedness, charges and other payables owed by the Thai Subsidiary to the Borrower, Fasco Australia and Fasco into equity of the Thai Subsidiary, (ii) the conversion of certain intercompany indebtedness, charges and other payables owed by Fasco Australia to Fasco and the Thai Subsidiary into equity of Fasco Australia, (iii) the conversion of the debt evidenced by the Thai Intercompany Note into equity of the Thai Subsidiary, (iv) the sale by each of Fasco and Von Weise Gear Company of all of their respective automotive and specialty assets to Tecumseh Canada Holding Company and the purchase by Tecumseh Canada Holding Company of such assets, and (v) as among the Borrower and its Subsidiaries, such other conversion, restructuring or repayment of intercompany indebtedness, charges or payables, restructuring of share or asset ownership or other actions including name changes for each Subsidiary with "Fasco" in its name, as may be necessary or advisable in furtherance of the closing of the Fasco Sale and in preparation for any permitted A&S Sale.

               "Fasco Sale" means the closing of the transactions contemplated by the Fasco Purchase Agreement.

               "Fasco Sale Documents" means the Fasco Purchase Agreement and the Fasco Escrow Agreements.

               "Thai Intercompany Note" means that certain Promissory Note dated as of February 15, 2006 issued by the Thai Subsidiary in the initial principal amount of $8,600,000.

          (b) Section 1.1 of the Credit Agreement is hereby amended by deleting the grid appearing in the definition of "Applicable Margin" in its entirety and inserting the following in lieu thereof:

                                              FISCAL QUARTER ENDING    FISCAL QUARTER ENDING
                                              ON OR BEFORE 12/31/07       AFTER 12/31/07
                                             ----------------------   ----------------------
                                             BASE RATE   EURODOLLAR   BASE RATE   EURODOLLAR
QUARTERLY AVAILABLE CREDIT                     LOANS     RATE LOANS     LOANS     RATE LOANS
--------------------------                   ---------   ----------   ---------   ----------
Greater than or equal to $150,000,000           1.00%      2.00%        1.25%       2.25%
Less than $150,000,000 and greater than or
   equal to $50,000,000                         1.25%      2.25%        1.50%       2.50%
Less than $50,000,000                           1.50%      2.50%        1.75%       2.75%

          (c) Section 2.5 of the Credit Agreement is hereby amended by inserting at the end of the paragraph the following language:

               On the Sixth Amendment Effective Date, the Revolving Credit Commitment of all Lenders shall be reduced ratably by an amount equal to $75,000,000. After giving effect to such reduction, the Revolving Credit Commitments shall be $175,000,000.

          (d) Section 5.1 of the Credit Agreement is hereby amended in its entirety as follows:

               Section 5.1 Minimum Fixed Charge Coverage Ratio

               The Borrower shall maintain a Fixed Charge Coverage Ratio, determined on the last day of each Fiscal Quarter set forth below for the four Fiscal Quarters ending on such date, of at least the minimum ratio set forth below opposite such Fiscal Quarter:

                     Minimum Fixed
  Fiscal Quarter     Charge Ratio
  --------------     ------------
  March 31, 2008       1.15 to 1
   June 30, 2008       1.15 to 1
September 30, 2008     1.20 to 1
 December 31, 2008     1.20 to 1
  March 31, 2009       1.20 to 1
   June 30, 2009       1.20 to 1
September 30, 2009     1.25 to 1

          (e) Section 5.2 of the Credit Agreement is hereby amended in its entirety as follows:

               Section 5.2 Intentionally Reserved

          (f) Article VII (Affirmative Covenants) of the Credit Agreement is hereby amended by inserting the following new Section 7.21 immediately after the existing Section 7.20 and a new Section 7.22 after Section 7.21, each to read as follows:

               Section 7.21 Minimum Available Credit

               Beginning on the day immediately following the effective date of the Fasco Sale, the Borrower shall maintain a minimum Available Credit of not less than $50,000,000; provided, however, that if at any time, the Agents and the Lenders consent to an A&S Sale, beginning on the day immediately following the effective date of such A&S Sale, the Borrower shall maintain a minimum Available Credit of not less than $50,000,000 minus the amount, if any, by which
(x) that portion of the Available Credit created solely by the inclusion of the assets subject to such A&S Sale in the Borrowing Base immediately prior to the consummation of such A&S Sale exceeds (y) the Net Cash Proceeds of such A&S Sale.

               Section 7.22 Fasco Sale

               The Borrower shall close the transactions contemplated by the Fasco Sale Documents by September 30, 2007.

          (g) Article VIII (Negative Covenants) of the Credit Agreement is hereby amended by deleting Section 8.4(i) in its entirety and inserting the following in lieu thereof:

               So long as no Default or Event of Default is continuing or would result from any such Asset Sale hereunder, and so long as such Asset Sale is made for Fair Market Value, payable in cash, the sale of certain Real Property and other assets set forth on Schedule 8.4(b).

          (h) Schedule 8.4(b) is hereby amended by adding that certain property set forth on Annex I hereto.

          SECTION 3. WAIVER AND CONSENT. As of the Sixth Amendment Effective
Date,

          (a) the Collateral Agent, the Administrative Agent, and each Lender signatory to an Acknowledgement and Consent hereby consents to the Borrower and the applicable Subsidiaries entry into, and the consummation of the transactions contemplated by, the Fasco Restructurings and the Fasco Sale Documents and waives any Defaults or Events of Default arising solely from the consummation of such transactions, on any date on or prior to the effective date of such transactions, it being understood that no consent is granted hereby with respect to any A&S Sale.

          (b) the Administrative Agent and each Lender signatory to an Acknowledgement and Consent hereby consents to granting of a first priority security interest to the purchaser under the Fasco Sale Documents (the "Fasco Purchaser") with respect to, and only with respect to, the Fasco Escrow Funds, and only for such time as the Fasco Escrow Funds are held pursuant to the Fasco Escrow Agreements (each a "Purchaser Lien" and collectively the "Purchaser Liens"), it being understood that (i) by such consent neither the Administrative Agent nor any Lender waives any rights or interest such parties may have with respect to the Fasco Escrow Funds, if any, except as specifically provided in this Section 3 and (ii) with respect to any such Fasco Escrow Funds owing to the Borrower upon completion of the Fasco Sale and expiration of the terms of the Fasco Escrow Agreements, such funds shall be returned to the Borrower and any security interest and lien over such funds in favor of the Collateral Agent on behalf of the Secured Parties pursuant to the Loan Documents shall, unless such security interest and lien has been released or otherwise terminated prior thereto, automatically continue with the same priority as was in effect prior to the Sixth Amendment Effective Date.

          (c) the Collateral Agent and each Lender signatory to an Acknowledgement and Consent hereby acknowledges and agrees, with respect to the Purchaser Liens and the Senior Lien (as defined in the Intercreditor Agreement) on such Fasco Escrow Funds, whether under the Credit Agreements or any extension of credit during the term of one or more of the Fasco Escrow Agreements, that notwithstanding the date, manner or order of grant, attachment or perfection of any Senior Lien or Purchaser Lien and notwithstanding any provisions of the UCC or any other applicable Requirement of Law or any other circumstance whatsoever:

               (i) any Purchaser Lien on all or any portion of such Fasco Escrow Funds shall be senior and prior in all respects to any Senior Lien on such Fasco Escrow Funds and shall remain so, whether or not such Purchaser Lien is junior or subordinate to any other obligation or any Lien securing any other obligation, in each case, for so long as such Fasco Escrow Funds are held under the Fasco Escrow Agreements; and

               (ii) any Senior Lien on all or any portion of such Fasco Escrow Funds shall be junior and subordinate in all respects to the Purchaser Liens on such Fasco Escrow Funds, in each case, for so long as such Fasco Escrow Funds are held under the Fasco Escrow Agreements.

          (d) Subject to the immediately following sentence, and with respect to each and every disbursement of all or a portion of the Fasco Escrow Funds to a party other than the Borrower or a Subsidiary, the Collateral Agent hereby releases, effective immediately upon any such disbursement, any Lien upon that portion of the Fasco Escrow Funds so disbursed. The foregoing notwithstanding, the Senior Lien upon the Fasco Escrow Funds, if any, shall, unless such lien has been released or otherwise terminated prior thereto, (x) remain a valid and perfected Lien upon the Fasco Escrow Funds at all times while held in escrow pursuant to the Fasco Escrow Agreements or disbursed to the Borrower or a Subsidiary and (y) not be released unless and until such funds are actually disbursed to a party other than the Borrower or a Subsidiary in accordance with the Fasco Escrow Agreements.

          SECTION 4. CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AMENDMENT. This Amendment shall become effective as of the date first written above on the date (the "Sixth Amendment Effective Date") when the Administrative Agent shall have received all of the following:

               (a) Certain Documents. The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:

                    (i) this Amendment, executed by the Borrower and the Administrative Agent;

                    (ii) an Acknowledgement and Consent, in the form attached hereto as Exhibit A, duly executed by each of the Requisite Lenders;

                    (iii) the Consent of Guarantors, in the form attached hereto as Exhibit B, executed by each Guarantor;

                    (iv) Waiver No. 2 to the Second Lien Credit Agreement, executed by the Borrower, the Second Lien Agent and the Lenders party thereto;

                    (v) The Fee Letter, dated as of the date hereof, executed by the Borrower; and

                    (vi) such additional documentation as the Administrative Agent or the Requisite Lenders may reasonably require.

               (b) Payment of Fees, Costs and Expenses. The Administrative Agent shall have received payment of all fees, costs and expenses as required by Sections 8 and 9 hereof, including, without limitation, all fees, costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent) in connection with this Amendment, the Credit Agreement and each other Loan Document.

               (c) Representations and Warranties. Each of the representations and warranties contained in Section 5 below shall be true and correct.

               (d) No Default or Event of Default. After giving effect to this Amendment and Waiver No. 2 to the Second Lien Credit Agreement, no Default or Event of Default shall have occurred and be continuing.

          SECTION 5. REPRESENTATIONS AND WARRANTIES. On and as of the date hereof, and as of the Sixth Amendment Effective Date, after giving effect to this Amendment and Waiver No. 2 to the Second Lien Credit Agreement, the Borrower hereby represents and warrants to the Lenders as follows:

               (a) Each of the representations and warranties contained in
Article IV of the Credit Agreement, the other Loan Documents or in any certificate, document or financial or other statement furnished at any time under or in connection therewith are true and correct in all material respects on and as of the date as if made on and as of such date, except to the extent that such representations and warranties specifically relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date; and

               (b) No Default or Event of Default has occurred and is continuing.

          SECTION 6. CONTINUING EFFECT; NO OTHER AMENDMENTS. Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. The amendments, waivers and consents contained herein shall not constitute an amendment or a waiver of any other provision of the Credit Agreement or the other Loan Documents or for any other purpose except as expressly set forth herein.

          SECTION 7. LOAN DOCUMENTS. This Amendment is deemed to be a "Loan Document" for the purposes of the Credit Agreement.

          SECTION 8. FEES. As consideration for the execution of this Amendment, the Borrower agrees to pay on the Sixth Amendment Effective Date to the Administrative Agent, for the account of each Lender from which the Administrative Agent shall have received (by facsimile or otherwise) an executed Acknowledgement and Consent with respect to this Amendment by 5:00 p.m. (New York time) on August 24, a fee equal to 0.10% of such Lender's Revolving Commitment then in effect.

          SECTION 9. COSTS AND EXPENSES. The Borrower agrees to pay on demand on the Sixth Amendment Effective Date all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and other instruments and documents to be delivered pursuant hereto, including the reasonable and documented fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto.

          SECTION 10. GOVERNING LAW; COUNTERPARTS; MISCELLANEOUS.

               (a) This Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

               (b) This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

               (c) Section captions used in this Amendment are for convenience only and shall not affect the construction of this Amendment.

               (d) From and after the Sixth Amendment Effective Date, all references in the Credit Agreement to the "Agreement" shall be deemed to be references to such Agreement as modified hereby and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.

               (e) Delivery of an executed signature page of this Amendment by facsimile or by email in portable document format (.pdf) shall be effective as delivery of an original manually executed counterpart hereof.

                            [signature pages follow]

          IN WITNESS WHEREOF, the undersigned parties have executed this Amendment No. 6 to the Credit Agreement to be effective for all purposes as of the Sixth Amendment Effective Date.

                                        Borrower

                                        TECUMSEH PRODUCTS COMPANY
                                        as Borrower


                                        By: /s/ James S. Nicholson
                                        Name: James S. Nicholson
                                        Title: Vice President, Treasurer and
                                               Chief Financial Officer

       [SIGNATURE PAGE TO AMENDMENT NO. 6 TO FIRST LIEN CREDIT AGREEMENT]

                                        Administrative Agent

                                        CITICORP USA, INC.
                                        as Administrative Agent, Collateral
                                        Agent, Swing Loan Lender,
                                        Issuer and as a Lender


                                        By: /s/ Keith R. Gerding
                                            ------------------------------------
                                        Name: Keith R. Gerding
                                        Title: Director and Vice President

       [SIGNATURE PAGE TO AMENDMENT NO. 6 TO FIRST LIEN CREDIT AGREEMENT]

                                                                         ANNEX I

                                     ANNEX I

REAL PROPERTY

3869 Research Park Drive
Ann Arbor, Michigan

3885 Research Park Drive
Ann Arbor, Michigan

2500 Tecumseh Way
Corinth, Mississippi

100 Research Parkway
Dundee, Michigan

881 Main Street
Pawtucket, Rhode Island

Calumet County Wisconsin (Hayton)

900 North Street
Grafton, Wisconsin

227 CDF Boulevard
Shannon, Mississippi 38868

OTHER ASSETS

That certain 2001 Raytheon Aircraft Company B300 aircraft bearing Manufacturer's Serial Number FL-281 and U.S. Registration No. N552TP with two (2) Pratt and Whitney PT6A-60A engines bearing Manufacturer's Serial Numbers PCE-PK0302 and PCE-PK0301

All of the assets of Manufacturing Data Systems, Inc., a Michigan corporation

All of the assets of Evergy, Inc., a Delaware corporation, utilized in the Vitrus line of business as shown on the schedules to the asset purchase agreement pursuant to which such assets are sold.

           [ANNEX I TO AMENDMENT NO. 6 TO FIRST LIEN CREDIT AGREEMENT]

                                                                       EXHIBIT A

                           ACKNOWLEDGEMENT AND CONSENT

To: CITICORP USA, INC., as Administrative Agent
    388 Greenwich Street, 19th Floor
    New York, New York 10013

          RE: TECUMSEH PRODUCTS COMPANY

          Reference is made to the CREDIT AGREEMENT, dated as of February 6, 2006, as amended (as the same may be further amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"), among TECUMSEH PRODUCTS COMPANY, a Michigan corporation (the "Borrower"), the Lenders and Issuers party thereto and CITICORP USA, INC. ("Citicorp"), as administrative agent and collateral agent for the Lenders and the Issuers (in such capacity, the "Administrative Agent"). Unless otherwise specified herein, all capitalized terms used in this Acknowledgment and Consent shall have the meanings ascribed to such terms in the Credit Agreement.

          The Borrower has requested that the Lenders consent to the terms and provisions of Amendment No. 6 to First Lien Credit Agreement (the "Amendment"), the form of which is attached hereto.

          Pursuant to Section 11.1(a) (Amendments, Waivers, Etc.) of the Credit Agreement, the undersigned Lender hereby consents to the terms and provisions of the Amendment and authorizes the Administrative Agent to execute and deliver such Amendment on its behalf.

                                        Very truly yours,

                                        ----------------------------------------
                                        [Name of Lender]


                                        By:
                                            ------------------------------------
                                        Name
                                        Title:

Dated as of August ____, 2007

          [EXHIBIT A TO AMENDMENT NO. 6 TO FIRST LIEN CREDIT AGREEMENT]

                                                                       EXHIBIT B

                              CONSENT OF GUARANTORS

                                                     Dated as of August 27, 2007

          Each of the undersigned companies, as a Guarantor under the Guaranty dated February 6, 2006 (the "Guaranty") in favor of the Secured Parties under the Credit Agreement referred to in the foregoing Amendment, hereby consents to such Amendment and hereby confirms and agrees that notwithstanding the effectiveness of such Amendment, the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in the Guaranty to the "Credit Agreement", "thereunder", "thereof" or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment.

                            [Signature pages follow]

       [EXHIBIT B - CONSENT OF GUARANTORS TO AMENDMENT NO. 6 TO FIRST LIEN
                                CREDIT AGREEMENT]

                                                                       EXHIBIT B

          IN WITNESS WHEREOF, the parties hereto have consented to this Amendment No. 6, as of the date first written above.

                                        CONVERGENT TECHNOLOGIES INTERNATIONAL,
                                        INC.
                                        TECUMSEH TRADING COMPANY
                                        EVERGY, INC.
                                        FASCO INDUSTRIES, INC.
                                        MANUFACTURING DATA SYSTEMS, INC.
                                        M. P. PUMPS, INC.
                                        TECUMSEH CANADA HOLDING COMPANY
                                        TECUMSEH COMPRESSOR COMPANY
                                        TECUMSEH POWER COMPANY
                                        VON WEISE GEAR COMPANY
                                        as U.S. Guarantors


                                        By: /s/ James S. Nicholson
                                            ------------------------------------
                                        Name: James S. Nicholson
                                        Title: Vice President and Treasurer


                                        EUROMOTOR, INC.
                                        as U.S. Guarantor


                                        By: /s/ James S. Nicholson
                                            ------------------------------------
                                        Name: James S. Nicholson
                                        Title: Vice President


                                        HAYTON PROPERTY COMPANY, LLC
                                        TECUMSEH DO BRASIL USA, LLC
                                        As U.S. Guarantors


                                        By: /s/ James S. Nicholson
                                            ------------------------------------
                                        Name: James S. Nicholson
                                        Title: Vice President

       [EXHIBIT B - CONSENT OF GUARANTORS TO AMENDMENT NO. 6 TO FIRST LIEN
                                CREDIT AGREEMENT]

                                        TECUMSEH PRODUCTS OF CANADA LIMITED,
                                        as Canadian Guarantor


                                        By: James S. Nicholson
                                            ------------------------------------
                                        Name: James S. Nicholson
                                        Title: Vice President and Treasurer


                                        FASCO MOTORS COMPANY,
                                        As Canadian Guarantor


                                        By: James S. Nicholson
                                            ------------------------------------
                                        Name: James S. Nicholson
                                        Title: Vice President

       [EXHIBIT B - CONSENT OF GUARANTORS TO AMENDMENT NO. 6 TO FIRST LIEN
                                CREDIT AGREEMENT]